Exhibit 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of Applied DNA Sciences, Inc. (the "Company") on Amendment No. 1 to Form 10-KSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James A. Hayward, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

       (3) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

       (4)      The information contained in the Report fairly presents,  in all
                material  respects,  the  financial   condition  and  result  of
                operations of the Company.

         A signed original of this written statement required by Section 906 has been provided to Applied DNA Sciences, Inc. and will be retained by Applied DNA Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  October 10, 2006                              By: /s/JAMES A HAYWARD
                                                        -------------------
                                                     James A. Hayward
                                                     Principal Financial Officer